Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Travelers Companies, Inc.:

We consent to the incorporation by reference in the registration statements (SEC File No. 33-56987, No. 333-50943, No. 333-63114, No. 333-63118, No. 333-65726, No. 333-107698, No. 333-107699, No. 333-114135, No. 333-117726, No. 333-120998, No. 333-128026, No. 333-157091 and No. 333-157092) on Form S-8 and (SEC File No. 333-156132) on Form S-3 of The Travelers Companies, Inc. and subsidiaries of our reports dated February 19, 2009, with respect to the consolidated balance sheet of The Travelers Companies, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2008, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of The Travelers Companies, Inc.

/s/	KPMG LLP
KPMG LLP

Minneapolis, Minnesota
February 19, 2009